Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2022

Jeffersonville, Indiana — April 25, 2022. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $7.0 million, or $0.98 per diluted share, for the quarter ended March 31, 2022 compared to net income of $10.5 million, or $1.46 per diluted share, for the quarter ended March 31, 2021.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated: “We are pleased with this quarter’s loan origination volume, stable net interest margin and improved asset quality ratios. Excluding a $32.6 million decrease in PPP loans and a $38.2 million transfer of single tenant net lease loans from held-for-investment to held-for-sale, net loans held for investment would’ve increased $55.0 million for the quarter. While the Company continues to enhance the performance of the SBA lending and mortgage banking segments, the core banking segment continues to provide solid performance. I remain optimistic that the Company is positioning itself well for the opportunities and challenges occurring during 2022. We remain poised to thrive and deliver exceptional value to our shareholders.”

Results of Operations for the Three Months Ended March 31, 2022 and 2021

Net interest income decreased $767,000, or 5.2%, to $14.0 million for the three months ended March 31, 2022 as compared to the same period in 2021. The decrease in net interest income was due to a $1.0 million decrease in interest income, partially offset by a $272,000 decrease in interest expense. Interest income decreased due to a decrease in the average balance of interest-earning assets of $78.1 million, from $1.64 billion for 2021 to $1.56 billion for 2022, and a decrease in the weighted-average tax-equivalent yield, from 4.19% for 2021 to 4.14% for 2022. The decrease in the average balance of interest-earning assets was due to a decrease in the average balance of PPP loans of $142.5 million. Interest expense decreased due to a decrease in the average balance of interest-bearing liabilities of $85.6 million, from $1.31 billion for 2021 to $1.23 billion for 2022, and a decrease in the average cost of interest-bearing liabilities, from 0.63% for 2021 to 0.58% for 2022. The decrease in the average cost of interest-bearing liabilities for 2022 was due primarily to lower market interest rates on wholesale funding sources, including brokered certificates of deposit, FHLB borrowings, and subordinated debt.

The Company recognized a credit for loan losses of $30,000 for the three months ended March 31, 2022 compared to a provision of $287,000 for the same period in 2021. The Company recognized net charge-offs of $275,000 for the three months ended March 31, 2022, substantially all of which was related to unguaranteed portions of SBA loans, compared to net recoveries of $7,000 for the same period in 2021.

Noninterest income decreased $18.9 million for the three months ended March 31, 2022 as compared to the same period in 2021. The decrease was due primarily to a decrease in mortgage banking income of $15.2 million. The decrease in mortgage banking income was primarily due to a $23.6 million decrease in production revenue from lower originations for sale, a decrease in the gain on sale margin and an $11.3 million decrease in capitalized residential mortgage loan servicing rights, partially offset by a $7.5 million increase in the fair value of the residential mortgage loan servicing rights portfolio in 2022 as compared to a $1.9 million increase in fair value recognized in 2021. Mortgage loans originated for sale were $459.4 million in the three months ended March 31, 2022 as compared to $1.34 billion in the same period in 2021.

Noninterest expense decreased $13.8 million for the three months ended March 31, 2022 as compared to the same period in 2021. The decrease was due primarily to decreases in compensation and benefits and advertising expense of $12.0 million and $1.1 million, respectively. The decrease in compensation and benefits expense is due primarily to a reduction in incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income. The decrease in advertising expense was related to the reduced loan origination volume of the mortgage banking segment.

The Company recognized income tax expense of $1.6 million for the three months ended March 31, 2022 compared to $3.7 million for the same period in 2021. The decrease was primarily the result of lower pretax income in 2022. The effective tax rate for 2022 was 18.7% as compared to 26.1% for 2021. The lower effective tax rate for 2022 was primarily due to lower nondeductible executive compensation expense in 2022 as compared to 2021.

Results of Operations for the Six Months Ended March 31, 2022 and 2021

The Company reported net income of $11.3 million, or $1.58 per diluted share, for the six months ended March 31, 2022 compared to net income of $20.4 million, or $2.85 per diluted share, for the six months ended March 31, 2021.

Net interest income decreased $603,000, or 2.1%, to $27.9 million for the six months ended March 31, 2022 as compared to the same period in 2021. The decrease in net interest income was due to a $1.3 million decrease in interest income, partially offset by a $700,000 decrease in interest expense. Interest income decreased due to a decrease in the average balance of interest-earning assets of $88.8 million, from $1.63 billion for 2021 to $1.54 billion for 2022, partially offset by an increase in the weighted-average tax-equivalent yield, from 4.11% for 2021 to 4.18% for 2022. The decrease in the average balance of interest-earning assets was due primarily to a decrease in the average balance of PPP loans of $135.2 million. Interest expense decreased due to a decrease in the average balance of interest-bearing liabilities of $99.5 million, from $1.31 billion for 2021 to $1.21 billion for 2022, and a decrease in the average cost of interest-bearing liabilities, from 0.66% for 2021 to 0.60% for 2022. The decrease in the average cost of interest-bearing liabilities for 2022 was due primarily to lower market interest rates on wholesale funding sources, including brokered certificates of deposit, FHLB borrowings, and subordinated debt.

The Company recognized a provision for loan losses of $496,000 for the six months ended March 31, 2022 compared to a provision of $955,000 for the same period in 2021. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $5.4 million from $15.5 million at September 30, 2021 to $10.1 million at March 31, 2022. The Company recognized net charge-offs of $322,000 for the six months ended March 31, 2022, of which $292,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $562,000 for the same period in 2021, of which $496,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $48.5 million for the six months ended March 31, 2022 as compared to the same period in 2021. The decrease was due primarily to a decrease in mortgage banking income of $45.7 million. The decrease in mortgage banking income was primarily due to a $58.6 million decrease in production revenue from lower originations for sale, a decrease in the gain on sale margin in 2022, and a $19.6 million decrease in capitalized residential mortgage loan servicing rights, partially offset by a $10.7 million increase in the fair value of the residential mortgage loan servicing rights portfolio in 2022 as compared to a $608,000 increase in fair value recognized in 2021. Mortgage loans originated for sale were $1.00 billion in the six months ended March 31, 2022 as compared to $2.78 billion in the same period in 2021.

Noninterest expense decreased $33.4 million for the six months ended March 31, 2022 as compared to the same period in 2021. The decrease was due primarily to decreases in compensation and benefits and advertising expense of $28.6 million and $2.6 million, respectively. The decrease in compensation and benefits expense is due primarily to a reduction in incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income. The decrease in advertising expense was related to the reduced loan origination volume of the mortgage banking segment.

The Company recognized income tax expense of $2.4 million for the six months ended March 31, 2022 compared to $8.2 million for the same period in 2021. The decrease was primarily the result of lower pretax income in 2022. The effective tax rate for 2022 was 17.6% as compared to 28.3% for 2021. The lower effective tax rate for 2022 was primarily due to lower nondeductible executive compensation expense in 2022 as compared to 2021.

Comparison of Financial Condition at March 31, 2022 and September 30, 2021

Total assets increased $80.6 million, from $1.72 billion at September 30, 2021 to $1.80 billion at March 31, 2022. Net loans held for investment increased $50.9 million during the six months ended March 31, 2022, due primarily to growth in residential mortgage loans, single-tenant net lease commercial real estate loans and non-SBA commercial business loans, partially offset by a $43.3 million decrease in PPP loans. Excluding the decrease in PPP loans and the transfer of $38.2 million of single tenant net lease loans from held-for-investment to held-for-sale during the three months ended March 31, 2022, net loans held for investment increased $132.3 million, or 13.0%, during the six months ended March 31, 2022. Residential mortgage and SBA loans held for sale decreased $69.2 million and $8.3 million, respectively, during the six months ended March 31, 2022 due to loan sales outpacing originations. Single tenant net lease loans held for sale increased $15.2 million during the six months ended March 31, 2022, due to originations and transfers from held-for-investment to held-for-sale outpacing sales during the period. Residential mortgage loan servicing rights increased $14.1 million, or 28.4%, to $63.7 million at March 31, 2022 as the Company continued to increase its loan servicing portfolio during the six months ended March 31, 2022.

Total liabilities increased $81.0 million due primarily to increases in FHLB borrowings and other borrowings of $46.6 million and $30.3 million, respectively. The increase in FHLB borrowings was primarily used to fund loan growth. The increase in other borrowings was due to a $31.0 million subordinated debt issuance in March 2022.

Common stockholders’ equity decreased $424,000 from $180.4 million at September 30, 2021 to $180.0 million at March 31, 2022, due primarily to a decrease in accumulated other comprehensive income of $10.2 million, partially offset by retained net income of $9.5 million. The decrease in accumulated other comprehensive income was primarily due to increasing market interest rates during the six months ended March 31, 2022, which resulted in a decrease in the fair value of the available-for-sale securities portfolio. At March 31, 2022 and September 30, 2021, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the river from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has three national lending programs, including single-tenant net lease commercial real estate, SBA lending and residential mortgage banking, with offices located throughout the United States. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective September 15, 2021.

	Three Months Ended		Six Months Ended
OPERATING DATA:	March 31,		March 31,
(In thousands, except share and per share data)	2022	2021	2022	2021

Total interest income	$15,801	$16,840	$31,563	$32,866
Total interest expense	1,788	2,060	3,647	4,347

Net interest income	14,013	14,780	27,916	28,519
Provision (credit) for loan losses	(30)	287	496	955

Net interest income after provision (credit) for loan losses	14,043	14,493	27,420	27,564

Total noninterest income	20,072	38,973	36,663	85,156
Total noninterest expense	25,461	39,284	50,313	83,686

Income before income taxes	8,654	14,182	13,770	29,034
Income tax expense	1,619	3,695	2,430	8,222

Net income	7,035	10,487	11,340	20,812

Less: Net income attributable to noncontrolling interests	-	-	-	402

Net income attributable to the Company	$7,035	$10,487	$11,340	$20,410

Net income per share, basic	$0.99	$1.48	$1.60	$2.87
Weighted average shares outstanding, basic	7,076,355	7,108,926	7,086,739	7,105,014

Net income per share, diluted	$0.98	$1.46	$1.58	$2.85
Weighted average shares outstanding, diluted	7,156,229	7,164,189	7,173,710	7,159,125

Performance ratios (three-month and six-month data annualized)
Return on average assets	1.61%	2.34%	1.31%	2.29%
Return on average equity	15.24%	24.97%	12.36%	25.20%
Return on average common stockholders' equity	15.24%	24.97%	12.36%	24.75%
Net interest margin (tax equivalent basis)	3.68%	3.69%	3.71%	3.58%
Efficiency ratio	74.70%	73.08%	77.91%	73.62%

			QTD		FYTD
FINANCIAL CONDITION DATA:	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except per share data)	2022	2021	(Decrease)	2021	(Decrease)

Total assets	$1,801,944	$1,764,589	$37,355	$1,721,394	$80,550
Cash and cash equivalents	31,105	40,592	(9,487)	33,428	(2,323)
Investment securities	284,674	220,926	63,748	208,518	76,156
Loans held for sale	152,652	161,218	(8,566)	214,940	(62,288)
Gross loans (1)	1,141,293	1,157,435	(16,142)	1,090,237	51,056
Allowance for loan losses	14,475	14,780	(305)	14,301	174
Interest earning assets	1,602,321	1,570,079	32,242	1,540,111	62,210
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	882	935	(53)	988	(106)
Loan servicing rights	68,267	59,187	9,080	54,026	14,241
Noninterest-bearing deposits	311,738	287,449	24,289	291,039	20,699
Interest-bearing deposits (2)	909,451	979,586	(70,135)	936,541	(27,090)
Federal Home Loan Bank borrowings	296,592	258,377	38,215	250,000	46,592
Total liabilities	1,621,991	1,580,369	41,622	1,541,017	80,974
Stockholders' equity, net of noncontrolling interests	179,953	184,220	(4,267)	180,377	(424)

Book value per share	$25.10	$25.69	$(0.60)	$25.31	$(0.21)
Tangible book value per share (3)	23.60	24.19	(0.59)	23.79	(0.19)

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,214	$5,518	$(304)	$6,748	$(1,534)
Nonaccrual loans - unguaranteed	4,842	7,210	(2,368)	8,252	(3,410)
Total nonaccrual loans	$10,056	$12,728	$(2,672)	$15,000	$(4,944)
Accruing loans past due 90 days	-	-	-	472	(472)
Total non-performing loans	10,056	12,728	(2,672)	15,472	(5,416)
Troubled debt restructurings classified as performing loans	3,017	1,704	1,313	1,743	1,274
Total non-performing assets	$13,073	$14,432	$(1,359)	$17,215	$(4,142)

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.27%	1.28%	(0.01)%	1.31%	(0.04)%
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.28%	1.33%	(0.05)%	1.38%	(0.10)%
Allowance for loan losses as a percent of nonperforming loans	143.94%	116.12%	27.82%	92.43%	51.51%
Nonperforming loans as a percent of total gross loans	0.88%	1.10%	(0.22)%	1.42%	(0.54)%
Nonperforming assets as a percent of total assets	0.73%	0.82%	(0.09)%	1.00%	(0.27)%

(1) Includes $13.4 million, $46.0 million and $56.7 million of PPP loans at March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

(2) Includes $69.8 million, $120.6 million and $100.1 million of brokered certificates of deposit at March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

(3) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

(4) Denominator excludes PPP loans, which are fully guaranteed by the SBA. This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

			QTD		FYTD
Tangible Book Value Per Share	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2022	2021	(Decrease)	2021	(Decrease)

Stockholders' equity, net of noncontrolling interests (GAAP)	$179,953	$184,220	$(4,267)	$180,377	$(424)
Less: goodwill and core deposit intangibles	(10,730)	(10,783)	53	(10,836)	106
Tangible equity (non-GAAP)	$169,223	$173,437	(4,214)	$169,541	(318)

Outstanding common shares	7,169,826	7,169,826	-	7,125,888	43,938

Tangible book value per share (non-GAAP)	$23.60	$24.19	$(0.59)	$23.79	$(0.19)

Book value per share (GAAP)	$25.10	$25.69	$(0.60)	$25.31	$(0.21)

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2022	2021	2021	2021	2021

Total cash and cash equivalents	$31,105	$40,592	$33,428	$22,909	$30,837
Total investment securities	284,674	220,926	208,518	209,551	207,331
Total loans held for sale	152,652	161,218	214,940	277,374	207,141
Total loans, net of allowance for loan losses	1,126,818	1,142,655	1,075,936	1,065,852	1,128,348
PPP loans	13,415	46,020	56,656	100,573	159,320
Loan servicing rights	68,267	59,187	54,026	51,778	49,367
Total assets	1,801,944	1,764,589	1,721,394	1,759,330	1,751,257

Retail deposits	$1,151,437	$1,146,454	$1,127,522	$1,064,358	$1,018,490
Brokered deposits	69,752	120,581	100,058	62,797	77,006
Total deposits	1,221,189	1,267,035	1,227,580	1,127,155	1,095,496
Federal Home Loan Bank borrowings	296,592	258,377	250,000	283,289	289,237
Federal Reserve PPPLF borrowings	-	-	-	107,829	128,494

Common stock and additional paid-in capital	$27,154	$27,073	$25,799	$25,741	$25,708
Retained earnings - substantially restricted	159,732	153,630	150,185	146,191	142,738
Accumulated other comprehensive income (loss)	(1,336)	9,219	8,900	10,358	9,182
Unearned stock compensation	(1,180)	(1,285)	(138)	(184)	(245)
Less treasury stock, at cost	(4,417)	(4,417)	(4,369)	(4,371)	(4,343)
Total stockholders' equity	179,953	184,220	180,377	177,735	173,040

Outstanding common shares	7,169,826	7,169,826	7,125,888	7,124,388	7,125,081

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Statements of Income	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2022	2021	2021	2021	2021
Total interest income	$15,801	$15,762	$16,243	$16,150	$16,840
Total interest expense	1,788	1,859	1,819	1,921	2,060
Net interest income	14,013	13,903	14,424	14,229	14,780
Provision (credit) for loan losses	(30)	526	8	(2,730)	287
Net interest income after provision (credit) for loan losses	14,043	13,377	14,416	16,959	14,493

Total noninterest income	20,072	16,591	16,495	18,785	38,973
Total noninterest expense	25,461	24,852	25,104	30,619	39,284
Income before income taxes	8,654	5,116	5,807	5,125	14,182
Income tax expense	1,619	811	958	817	3,695
Net income attributable to the Company	$7,035	$4,305	$4,849	$4,308	$10,487

Net income per share, basic	$0.99	$0.60	$0.68	$0.61	$1.48
Weighted average shares outstanding, basic	7,076,355	7,116,790	7,111,594	7,109,481	7,108,926

Net income per share, diluted	$0.98	$0.60	$0.67	$0.60	$1.46
Weighted average shares outstanding, diluted	7,156,229	7,207,210	7,200,357	7,178,943	7,164,189

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Performance Ratios (Annualized)	2022	2021	2021	2021	2021
Return on average assets	1.61%	1.01%	1.12%	1.00%	2.34%
Return on average equity	15.24%	9.45%	10.92%	9.94%	24.97%
Return on average common stockholders' equity	15.24%	9.45%	10.92%	9.94%	24.97%
Net interest margin (tax equivalent basis)	3.68%	3.73%	3.79%	3.75%	3.69%
Efficiency ratio	74.70%	81.50%	81.19%	92.75%	73.08%

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Asset Quality Ratios	2022	2021	2021	2021	2021
Nonperforming loans as a percentage of total loans	0.88%	1.10%	1.42%	1.15%	1.00%
Nonperforming assets as a percentage of total assets	0.73%	0.82%	1.00%	0.81%	0.78%
Allowance for loan losses as a percentage of total loans	1.27%	1.28%	1.31%	1.36%	1.52%
Allowance for loan losses as a percentage of nonperforming loans	143.94%	116.12%	92.43%	117.88%	152.72%
Net charge-offs to average outstanding loans	0.02%	0.00%	0.03%	0.00%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2022	2021	2021	2021	2021
Core Banking Segment:
Net interest income	$11,847	$11,495	$11,517	$11,401	$11,114
Provision (credit) for loan losses	(240)	(144)	(189)	(2,401)	106
Net interest income after provision (credit) for loan losses	12,087	11,639	11,706	13,802	11,008
Noninterest income	2,163	1,942	1,780	1,509	1,490
Noninterest expense	9,811	9,482	8,800	9,364	8,991
Income before income taxes	4,439	4,099	4,686	5,947	3,507
Income tax expense	330	500	569	792	507
Net income attributable to the Company	$4,109	$3,599	$4,117	$5,155	$3,000

SBA Lending Segment (Q2):
Net interest income (5)	$1,602	$1,875	$2,455	$2,510	$3,227
Provision (credit) for loan losses	210	670	197	(329)	181
Net interest income after provision (credit) for loan losses	1,392	1,205	2,258	2,839	3,046
Noninterest income	1,658	1,901	2,194	2,675	3,407
Noninterest expense	2,253	2,236	1,973	2,206	2,449
Income before income taxes	797	870	2,479	3,308	4,004
Income tax expense	240	265	612	790	1,005
Net income attributable to the Company (6)	$557	$605	$1,867	$2,518	$2,999

Mortgage Banking Segment:
Net interest income	$564	$533	$452	$318	$439
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	564	533	452	318	439
Noninterest income	16,251	12,748	12,521	14,601	34,076
Noninterest expense	13,397	13,134	14,331	19,049	27,844
Income (loss) before income taxes	3,418	147	(1,358)	(4,130)	6,671
Income tax expense (benefit)	1,049	46	(223)	(765)	2,183
Net income (loss) attributable to the Company	$2,369	$101	$(1,135)	$(3,365)	$4,488

(5) Includes net interest income derived from PPP loans of:	$239	$550	$1,145	$1,220	$1,887

(6) Includes net income attributable to the Company derived from PPP loans (tax effected) of:	$179	$413	$859	$915	$1,415

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2022	2021	2021	2021	2021
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.58	$0.50	$0.58	$0.73	$0.42
Net income per share, basic - SBA Lending (Q2) (7)	0.08	0.09	0.26	0.35	0.42
Net income (loss) per share, basic - Mortgage Banking	0.33	0.01	(0.16)	(0.47)	0.64
Total net income per share, basic (7)	$0.99	$0.60	$0.68	$0.61	$1.48

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.57	$0.50	$0.57	$0.72	$0.42
Net income per share, diluted - SBA Lending (Q2) (8)	0.08	0.09	0.26	0.35	0.42
Net income (loss) per share, diluted - Mortgage Banking	0.33	0.01	(0.16)	(0.47)	0.62
Total net income per share, diluted (8)	$0.98	$0.60	$0.67	$0.60	$1.46

Return on Average Assets by Segment (three-month data annualized)
Core Banking	1.14%	1.05%	1.24%	1.62%	0.97%
SBA Lending	1.80%	1.55%	4.01%	4.09%	4.29%
Mortgage Banking	5.38%	0.23%	(2.11%)	(6.84%)	6.54%

Efficiency Ratio by Segment (three-month data annualized)
Core Banking	70.03%	70.57%	66.18%	72.53%	71.33%
SBA Lending	69.11%	59.22%	42.44%	42.55%	36.92%
Mortgage Banking	79.67%	98.89%	110.47%	127.68%	80.67%

(7) Includes basic net income per share derived from PPP loans (tax effected) of:	$0.03	$0.06	$0.12	$0.13	$0.20

(8) Includes diluted net income per share derived from PPP loans (tax effected) of:	$0.03	$0.06	$0.12	$0.13	$0.20

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Expense Detail by Segment	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2022	2021	2021	2021	2021
Core Banking Segment:
Compensation (9)	$5,207	$5,776	$5,220	$5,039	$4,895
Occupancy	1,393	1,357	1,415	1,473	1,387
Advertising	297	232	268	213	248
Other	2,914	2,117	1,897	2,639	2,461
Total Noninterest Expense	$9,811	$9,482	$8,800	$9,364	$8,991

SBA Lending Segment (Q2):
Compensation	$1,724	$1,685	$1,602	$1,697	$1,929
Occupancy	64	78	83	101	129
Advertising	9	9	6	3	8
Other	456	464	282	405	383
Total Noninterest Expense	$2,253	$2,236	$1,973	$2,206	$2,449

Mortgage Banking Segment:
Compensation (9)	$10,545	$9,830	$11,456	$14,594	$22,657
Occupancy	622	678	723	1,012	998
Advertising	696	551	588	1,133	1,796
Other	1,534	2,075	1,564	2,310	2,393
Total Noninterest Expense	$13,397	$13,134	$14,331	$19,049	$27,844

(9) Compensation includes increases for Core Banking and corresponding decreases for Mortgage Banking segments that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$869	$975	$678	$-	$-

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Mortgage Banking Noninterest Expense Fixed vs. Variable	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2022	2021	2021	2021	2021

Noninterest Expense - Fixed Expenses	$7,936	$7,752	$7,779	$9,764	$11,713
Noninterest Expense - Variable Expenses (10)	5,461	5,382	6,552	9,285	16,131
Total Noninterest Expense	$13,397	$13,134	$14,331	$19,049	$27,844

	Three Months Ended
SBA Lending (Q2) Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2022	2021	2021	2021	2021

Final funded loans guaranteed portion sold, SBA	$14,355	$14,131	$14,894	$17,969	$29,883

Gross gain on sales of loans, SBA	$1,670	$1,841	$2,134	$2,551	$3,858
Weighted average gross gain on sales of loans, SBA	11.63%	13.03%	14.33%	14.20%	12.91%

Net gain on sales of loans, SBA (11)	$1,327	$1,636	$1,912	$2,322	$3,239
Weighted average net gain on sales of loans, SBA	9.24%	11.58%	12.84%	12.92%	10.84%

	Three Months Ended
Mortgage Banking Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2022	2021	2021	2021	2021

Mortgage originations for sale in the secondary market	$459,434	$541,074	$579,458	$739,502	$1,344,873

Mortgage sales	$478,816	$587,928	$670,107	$716,425	$1,476,198

Gross gain on sales of loans, mortgage banking (12)	$10,988	$11,082	$10,796	$11,999	$41,676
Weighted average gross gain on sales of loans, mortgage banking	2.29%	1.88%	1.61%	1.67%	2.82%

Mortgage banking income (13)	$16,254	$12,744	$12,538	$14,616	$31,469

(10) Variable expenses represent incentive compensation and advertising expenses.

(11) Inclusive of gains on servicing assets, and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

(12) Inclusive of gains on capitalized mortgage servicing rights, realized hedging gains and loan fees, and net of lender credits and other investor expenses.

(13) Inclusive of loan fees, servicing income, gains or losses on mortgage servicing rights, fair value adjustments and gains or losses on derivative instruments, and net of lender credits and other investor expenses.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2022	2021	2021	2021	2021
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$36,029	$33,065	$63,217	$37,683	$48,035
Loans, excluding PPP	1,268,983	1,221,879	1,194,277	1,155,958	1,217,398
PPP loans	22,066	51,178	84,288	145,227	164,533
Investment securities - taxable	50,165	47,717	46,005	46,392	42,424
Investment securities - nontaxable	163,472	153,452	148,723	148,280	146,145
FRB and FHLB stock	19,021	19,258	19,258	19,258	19,294
Total interest-earning assets	$1,559,736	$1,526,549	$1,555,768	$1,552,798	$1,637,829

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$13	$14	$23	$14	$18
Loans, excluding PPP	13,745	13,424	13,279	13,017	13,033
PPP loans	258	595	1,219	1,347	2,031
Investment securities - taxable	420	405	421	447	432
Investment securities - nontaxable	1,571	1,509	1,482	1,496	1,487
FRB and FHLB stock	146	149	146	161	167
Total interest income (tax equivalent basis)	$16,153	$16,096	$16,570	$16,482	$17,168

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	0.14%	0.17%	0.15%	0.15%	0.15%
Loans, excluding PPP	4.33%	4.39%	4.45%	4.50%	4.28%
PPP loans	4.68%	4.65%	5.78%	3.71%	4.94%
Investment securities - taxable	3.35%	3.40%	3.66%	3.85%	4.07%
Investment securities - nontaxable	3.84%	3.93%	3.99%	4.04%	4.07%
FRB and FHLB stock	3.07%	3.09%	3.03%	3.34%	3.46%
Total interest-earning assets	4.14%	4.22%	4.26%	4.25%	4.19%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2022	2021	2021	2021	2021
Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$922,137	$913,297	$935,800	$807,342	$840,556
Federal Home Loan Bank borrowings	280,190	264,617	255,210	272,834	293,819
Federal Reserve PPPLF borrowings	-	-	11,937	114,453	158,354
Subordinated debt and other borrowings	24,592	19,870	19,853	19,836	19,786
Total interest-bearing liabilities	$1,226,919	$1,197,784	$1,222,800	$1,214,465	$1,312,515

Interest expense:
Interest-bearing deposits	$738	$811	$765	$723	$771
Federal Home Loan Bank borrowings	681	730	725	780	833
Federal Reserve PPPLF borrowings	-	-	12	98	137
Subordinated debt and other borrowings	369	318	319	320	319
Total interest expense	$1,788	$1,859	$1,821	$1,921	$2,060

Weighted average cost (annualized):
Interest-bearing deposits	0.32%	0.36%	0.33%	0.36%	0.37%
Federal Home Loan Bank borrowings	0.97%	1.10%	1.14%	1.14%	1.13%
Federal Reserve PPPLF borrowings	0.00%	0.00%	0.40%	0.34%	0.35%
Subordinated debt and other borrowings	6.00%	6.40%	6.43%	6.45%	6.45%
Total interest-bearing liabilities	0.58%	0.62%	0.60%	0.63%	0.63%

Interest rate spread (tax equivalent basis, annualized)	3.56%	3.60%	3.66%	3.62%	3.56%

Net interest margin (tax equivalent basis, annualized)	3.68%	3.73%	3.79%	3.75%	3.69%

Net interest margin, excluding PPP and PPPLF (non-GAAP), (tax equivalent basis, annualized)	3.67%	3.70%	3.68%	3.78%	3.59%